UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 26, 2018

UNISYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100 Blue Bell, Pennsylvania 19422
(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	The 2018 annual meeting of stockholders (the “Annual Meeting”) of Unisys Corporation (the “Company”) was held on April 26, 2018.

(b)	The following matters were voted upon at the Annual Meeting and received the following votes:

(1)	The individuals listed below were elected to serve as directors of the Company:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Peter A. Altabef	39,279,249	428,906	319,618	4,871,232
Jared L. Cohen	34,429,269	5,491,929	106,575	4,871,232
Nathaniel A. Davis	33,693,402	6,227,947	106,424	4,871,232
Denise K. Fletcher	33,895,886	6,034,337	97,550	4,871,232
Philippe Germond	39,528,268	383,236	116,269	4,871,232
Deborah Lee James	39,576,850	350,966	99,957	4,871,232
Paul E. Martin	39,553,003	354,992	119,778	4,871,232
Regina Paolillo	39,580,915	349,866	96,992	4,871,232
Lee D. Roberts	34,415,661	5,493,610	118,502	4,871,232

(2)
A proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2018 was approved with 44,233,719 votes for; 506,810 votes against; and 158,476 abstentions.

(3)
A proposal to approve a resolution approving executive compensation on an advisory basis was approved with 24,524,741 votes for; 15,363,714 votes against; 139,318 abstentions; and 4,871,232 broker non-votes.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: April 30, 2018	By:	/s/ Gerald P. Kenney
Gerald P. Kenney
Senior Vice President, General Counsel and Secretary